UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Aug. 13, 2007

TRIMAX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-32749
(Commission File Number)

76-0616468
(IRS Employer Identification No.)

2 Lombard Street, Suite 204
Toronto, Ontario, Canada M5C 1M1
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code 416-368-4060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Definitive Agreement or Disposition of Assets

(a)
Under the terms of the Asset Purchase Agreement by and between Trimax Corporation (the “Company”) and Cybersonics Broadcast Services, Inc. (“Cybersonics B”), the completion of the transaction took place upon execution of the Agreement on August 8th 2007 (the “Closing”).

(b)	Under the Agreement, the Company shall purchase the assets, known as “Multi-Media Management Distribution Technology” owned by “Cybersonics B” (the “Assets”).

(c)	The Company is acquiring the Assets from “Cybersonics B”.

(d)
The Assets are being acquired by the Company in exchange for three million (3,000,000) shares of restricted common stock (the “Purchase Price” or the “Shares”). The Purchase Price shall be earned by “Cybersonics B” as follows: (i) one million (1,000,000) shares on the Closing which requires delivery of all “Cybersonics B” assets to a new subsidiary to be formed and wholly owned by the Company (ii) one million (1,000,000) Shares to be delivered at the end of one (1) year from the Closing based on a “Cybersonics B” employee, Mr. James Addario, working with the Company for the year in a sales, marketing, and management capacity, and (iii) one million (1,000,000) Shares to be delivered at the end of the second year from the Closing based on Mr. James Addario, working for the full year with the Company and its subsidiary to further the “Cybersonics B” business for the Company and to train and develop the Company’s personnel in the business. If the Company receives new revenues of One Million Dollars ($1,000,000) derived from the Assets at any time during the first year, the Company shall immediately deliver to “Cybersonics B” the second allotment of one million (1,000,000) Shares. If the Company receives new revenues of a second One Million Dollars ($1,000,000) derived from the Assets at any time, the Company shall immediately deliver to “Cybersonics B” the third allotment of one million (1,000,000) Shares.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

(a)
On August 8, 2007, the Company purchased the Assets for a total of three million (3,000,000) Shares of restricted common stock according to the following terms: (i) upon Closing one million (1,000,000) Shares will be delivered to “Cybersonics B”; (ii) one (1) year from the Closing one million (1,000,000) Shares will be delivered based on a “Cybersonics B” employee, Mr. James Addario, working with the Company for the first year in a sales, marketing and management capacity, and (iii) one million (1,000,000) Shares to be delivered at the end of the second year from the Closing based on Mr. James Addario, working for the full second year with the Company and its subsidiary to further the “Cybersoncis B” business for the Company and to train and develop the Company’s personnel in the business. If the Company receives new revenues of One Million Dollars ($1,000,000) derived from the Assets at any time during the first year, the Company will immediately deliver to “Cybersonics B” the second allotment of one million (1,000,000) Shares. If the Company receives new revenues of a second One Million Dollars ($1,000,000) derived from the Assets at any time, the Company will immediately deliver to “Cybersonics B” the third allotment of one million (1,000,000) Shares.

(d)
Under the Agreement, we will issue an aggregate amount of three million (3,000,000shares of restricted common stock to "Cybersonics B", an accredited investor and non-U.S. persons.  These shares were issued pursuant to an exemption from registration requirements under Section 4(2) and exemptions provided under Regulation S (“Reg. S”) of the Securities Act of 1933.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

(b)	Pro Forma financial information

Financial statements on disposition of Assets and pro forma financial information will be filed by amendment to this Form 8-K within 71 days of Aug 08, 2007.

(c)	Exhibits

2.1 Asset Purchase Agreement dated Aug. 08, 2007 between Trimax Corporation and Cybersonics Broadcasting Services Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION
(Registrant)